UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): June 30, 2025

Cencora, Inc.

(Exact name of registrant as specified in its charter)

Delaware	1-16671	23-3079390
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1 West First Avenue Conshohocken, PA		19428-1800
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	(610) 727-7000

Former name or former address, if changed since last report

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
Common stock	COR	New York Stock Exchange (NYSE)
2.875% Senior Notes 2028	COR	New York Stock Exchange (NYSE)
3.625% Senior Notes 2032	COR	New York Stock Exchange (NYSE)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01. Entry into a Material Definitive Agreement.

Amendment of Securitization Facility

On June 30, 2025, subsidiaries of Cencora, Inc. (the “Company”) entered into a Twenty-Second Amendment to Amended and Restated Receivables Purchase Agreement (the “Receivables Amendment”), among AmeriSource Receivables Financial Corporation (“ARFC”), as seller, AmerisourceBergen Drug Corporation (“ABDC”), as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator.

The Receivables Amendment added a new uncommitted purchaser, increased the size of the receivables securitization facility to $1.5 billion from $1.45 billion and amended the Company’s option to increase the commitments of the participating banks, subject to their approval, by an additional $500 million (the “Accordion Feature”), up from $250 million. The Receivables Amendment also made the Accordion Feature available to the Company during any quarter of its fiscal year.

The receivables securitization facility is available to provide additional liquidity and funding for the ongoing business needs of the Company and its subsidiaries. Availability under the securitization facility is based on the accounts receivables originated by ABDC and ASD Specialty Healthcare, LLC (“ASD”) from the sale of pharmaceuticals and other related products and services. Pursuant to the receivables securitization facility, ABDC and ASD sell their accounts receivable to ARFC. ARFC may sell interests in the accounts receivables purchased from ABDC and ASD to the various purchaser groups party to the receivables securitization facility, paying program fees on the amount of receivables interests purchased under the facility. The Company serves as the performance guarantor of ASD’s obligations, as originator, and ABDC’s obligations, as originator and servicer, under the receivables securitization facility.

The foregoing description of the Receivables Amendment does not purport to be complete and is qualified in its entirety by reference to the Receivables Amendment, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Item 2.03. Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is hereby incorporated by reference into this Item 2.03.

Item 9.01. Financial Statements and Exhibits.

(d)         Exhibits.

Exhibit No.	Description
10.1	Twenty-Second Amendment to Amended and Restated Receivables Purchase Agreement, dated as of June 30, 2025, among Amerisource Receivables Financial Corporation, as seller, AmerisourceBergen Drug Corporation, as servicer, the Purchaser Agents and Purchasers party thereto, and MUFG Bank, Ltd., as administrator
104	Cover Page Interactive Data File (formatted as inline XBRL)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CENCORA, INC.

July 3, 2025	By:	/s/ James F. Cleary
	Name:	James F. Cleary
	Title:	Executive Vice President & Chief Financial Officer